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                                                                    EXHIBIT 99.2



                                  [WIPRO LOGO]



FOR IMMEDIATE RELEASE

           WIPRO INCREASES STAKE IN SPECTRAMIND ESERVICES PRIVATE LTD.

BANGALORE, SEPTEMBER 2, 2002: Wipro Limited (NYSE:WIT) announced today that it had entered into a definitive agreement to acquire the entire equity holding that is owned by American Express Travel Related Services Company, Inc. in Spectramind eServices Private Limited, comprised of equity shares and warrants, for an aggregate consideration of Rs. 170 million ($3.5 million).

As part of the agreement, Wipro will acquire from American Express Travel Related Services Company, Inc. equity shares representing 2% of the outstanding equity shares of Spectramind eServices Private Limited, and warrants to purchase equity shares of the company. These equity shares and rights to purchase equity shares represent approximately 4.5% of the equity of Spectramind eServices Private Limited on a fully diluted basis. On completion of the transaction, Wipro's aggregate interest in the company will be approximately 92% of all outstanding equity shares, which represents 81% of the company on a fully diluted basis. Wipro's aggregate interest in Spectramind Limited, a limited liability company incorporated under the laws of Bermuda and indirect parent of Spectramind eServices Private Limited, is approximately 89% of the company on a fully diluted basis.

The closing of the transaction is subject to customary closing conditions and regulatory approvals.

ABOUT WIPRO LIMITED
Wipro Limited is the first P CMM Level 5 and SEI CMM Level 5 certified IT Services Company globally. Wipro provides comprehensive IT solutions and services, including systems integration, Information Systems outsourcing, package implementation, software application development and maintenance, and research and development services to corporations globally.

In the Indian market, Wipro is a leader in providing IT solutions and services for the corporate segment in India offering system integration, network integration, software solutions and IT services. Wipro also has profitable presence in niche market segments of consumer products and lighting. In the Asia Pacific and Middle East markets, Wipro provides IT solutions and services for global corporations.

Wipro's ADSs are listed on the New York Stock Exchange, and its equity shares are listed in India on the Stock Exchange - Mumbai, and the National Stock Exchange, among others.

For more information, please visit our websites at www.wipro.com, www.wiprocorporate.com and www.wipro.co.in



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ABOUT SPECTRAMIND
Spectramind is one of India's largest third-party BPO services provider with a wide range of both voice and non-voice based services. Spectramind offers a full spectrum of end-to-end solutions to global organizations across a wide range of industries. Spectramind has offices in the U.S. and two state-of-the-art service facilities in New Delhi and Mumbai, India with a combined capacity of over 5,000 employees. For more information please visit our website at www.spectramind.com



FORWARD LOOKING AND CAUTIONARY STATEMENTS
Certain statements in this release concerning our future growth prospects are forward looking statements, which involve a number of risks, and uncertainties that could cause actual results to differ materially from those in such forward looking statements. The risks and uncertainties relating to these statements include, but are not limited to, risks and uncertainties regarding fluctuations in earnings, our ability to manage growth, intense competition in IT services including those factors which may affect our cost advantage, wage increases in India, our ability to attract and retain highly skilled professionals, time and cost overruns on fixed-price, fixed-time frame contracts, client concentration, restrictions on immigration, our ability to manage our international operations, reduced demand for technology in our key focus areas, disruptions in telecommunication networks, our ability to successfully complete and integrate potential acquisitions, liability for damages on our service contracts, the success of the companies in which Wipro has made strategic investments, withdrawal of fiscal governmental incentives, political instability, legal restrictions on raising capital or acquiring companies outside India, unauthorized use of our intellectual property and general economic conditions affecting our industry. Additional risks that could affect our future operating results are more fully described in our filings with the United States Securities and Exchange Commission. These filings are available at www.sec.gov. Wipro may, from time to time, make additional written and oral forward looking statements, including statements contained in the company's filings with the Securities and Exchange Commission and our reports to shareholders. Wipro does not undertake to update any forward-looking statement that may be made from time to time by or on behalf of the company.